Exhibit 99.1

NetApp Announces Results for Third Quarter of Fiscal Year 2010

Record Revenues of $1.01 Billion; Non-GAAP EPS of $0.40

SUNNYVALE, CA--(Marketwire - February 17, 2010) - NetApp (NASDAQ: NTAP) today reported results for the third quarter of fiscal year 2010, which ended January 29, 2010. GAAP revenues for the third quarter of fiscal 2010 were $1.01 billion, compared to GAAP and non-GAAP revenues(1) of $746 million and $874 million, respectively, for the same period one year ago.

For the third fiscal quarter of 2010, GAAP net income was $108 million, or $0.30 per share(2) compared to GAAP net loss of $82 million, or ($0.25) per share for the same period in the prior year. Non-GAAP(3) net income for the third fiscal quarter of 2010 was $144 million, or $0.40 per share, compared to non-GAAP net income of $93 million, or $0.28 per share for the same period one year ago.

GAAP revenues for the first nine months of the current fiscal year totaled $2.76 billion, compared to GAAP and non-GAAP revenues of $2.5 billion and $2.7 billion, respectively, for the first nine months of the prior fiscal year.

GAAP net income for the first nine months of the current fiscal year totaled $255 million, or $0.73 per share, compared to GAAP net loss of $4 million, or $0.01 per share for the first nine months of the prior fiscal year. Non-GAAP net income for the first nine months of the current fiscal year totaled $350 million, or $1.00 per share, compared to non-GAAP net income of $262 million, or $0.78 per share for the first nine months of the prior fiscal year.

"The NetApp team demonstrated remarkable execution this quarter. With record revenues, record profits and record EPS, the company produced double-digit year over year revenue growth and our operations team shipped a record number of systems, despite persistent supply constraints," said Tom Georgens, president and CEO. "I am very pleased with the breadth of our progress. Business levels grew in every major geography, we gained momentum in both our channel and our direct business, and clearly gained market share this quarter."

Outlook

•	NetApp estimates revenue for the fourth quarter of fiscal year 2010 to be in the range of $1.07 billion to $1.10 billion.

•	NetApp estimates share count for the fourth quarter of fiscal year 2010 to increase by about 6 million shares.

•
NetApp estimates that the fourth quarter of fiscal year 2010 GAAP earnings per share will be approximately $0.31 to $0.33 per share. NetApp estimates that the fourth quarter fiscal year 2010 non-GAAP earnings per share to be approximately $0.42 to $0.44 per share.

Business Highlights

In the third quarter of fiscal year 2010, NetApp made several key announcements regarding new and expanded alliances with top IT industry leaders, the delivery of new products and solutions designed to drive greater efficiency in customers' shared data center infrastructures, and several industry awards and accolades. Key business highlights during the quarter included the following.

New and Expanded Strategic Alliances

•
Cisco, NetApp, and VMware Expand Longstanding Collaboration. Cisco, NetApp, and VMware collaborated to deliver new design architectures that help customers make their virtualized data centers more efficient, dynamic, and secure. The companies introduced an end-to-end secure multi-tenancy design architecture that provides enhanced security when sharing data center resources across virtualized and enterprise cloud environments. Cisco, NetApp, and VMware will also offer a cooperative support model for these pretested and validated design architectures to help customers quickly build a unified, virtualized infrastructure.

•
Microsoft and NetApp Announce Strategic Alliance. Microsoft and NetApp announced a new three-year agreement to collaborate on and deliver technology solutions that span virtualization, private cloud computing, and storage and data management. This will enable customers to increase data center management efficiencies, reduce costs, and improve business agility. The strategic alliance will deepen product collaboration and technical integration and will extend joint sales and marketing activities to customers worldwide.

•
Fujitsu and NetApp Plan to Expand Their Global Partnership. Fujitsu and NetApp announced their intention to deepen their partnership globally and to provide more tightly integrated and automated storage and data management solutions. The companies intend to jointly develop integrated products and services specifically in the areas of virtualization, storage and data management, and storage services and solutions. The expanded relationship will enable customers to derive greater value and efficiencies from their dynamic infrastructures.

New Products and Solutions

•
New Tools to Manage Virtual Desktops in VMware Environments. NetApp introduced new tools and support to help customers deploy and manage virtual desktops through VMware® View™ 4. With the release of NetApp® Rapid Cloning Utility 3.0, customers can simplify the way they provision VMware virtual machines and streamline their business.

•
New Virtualization Solutions for Microsoft Environments. NetApp unveiled NetApp SnapManager® for Hyper-V™ and SnapManager 6.0 for Microsoft® Exchange Server to minimize the complexity of physical and virtualized infrastructures.

Industry Awards and Accolades

•
NetApp Named a Great Place to Work. NetApp was ranked #7 in FORTUNE magazine's "100 Best Companies to Work For" list. This is the second consecutive year that NetApp ranked in the top 10 and the fourth consecutive year it ranked in the top 15.

•
Gartner Positions NetApp as Leader in Midrange Enterprise Disk Array Magic Quadrant. NetApp was positioned by Gartner, Inc. in the Leaders quadrant in its recently released research note "Magic Quadrant for Midrange Enterprise Disk Arrays."(4) Vendors in the Leaders quadrant have the highest scores for their ability to execute and their completeness of vision.

•
NetApp eBI Project Earns InfoWorld 100 Award. NetApp's enterprise business intelligence (eBI) project was honored as part of IDG's InfoWorld 100 Awards for 2009, which recognize the 100 most innovative uses of IT initiatives that further business goals.

•
NetApp Receives WRAP Award for Waste Management Programs. The California Integrated Waste Management Board honored NetApp with a 2009 Waste Reduction Awards Program (WRAP) award. The award recognizes NetApp's corporate waste and recycling program and its achievements in minimizing its environmental impact through the conscientious use of products, activities, and services.

Webcast and Conference Call Information

The NetApp quarterly results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, February 17, 2010, at 2:30 p.m. Pacific Time. This press release and any other information related to the call will also be posted on the Web site at that location. An audio replay Webcast will also be available after 5:30 p.m. Pacific Time on our Web site at http://investors.netapp.com.

Starting this quarter, NetApp will use a new hybrid format for disclosing key financial information associated with our quarterly results. Concurrent with this press release, NetApp has posted and distributed a separate document with financial commentary and statistics that previously were disclosed during our earnings calls. These prepared remarks will now be available at http://investors.netapp.com prior to the conference call in order to provide the investment community with additional time to analyze our results. This commentary will not be read during the earnings call.

About NetApp
NetApp creates innovative storage and data management solutions that accelerate business breakthroughs and deliver outstanding cost efficiency. Discover NetApp's passion for helping companies around the world go further, faster at www.netapp.com.

"Safe Harbor" Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results, share count, and metrics for the fourth quarter of fiscal year 2010, our expectations regarding our new partnership and strategic alliances and the benefits that we expect our customers to realize from using our products and those from our strategic alliances and partnerships. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include customer demand for our products and services; our ability to increase revenue and manage our operating costs; increased competition risks associated with the anticipated growth in network storage market; our ability to deliver new product architectures and enterprise service offerings; our ability to design products and services that compete effectively from a price and performance perspective; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned "Risk Factors" in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

(1) Non-GAAP revenues for the third quarter and first nine months of fiscal year 2009 exclude the impact of the $128 million GSA settlement.

(2) GAAP earnings per share is calculated using the diluted number of shares for all periods presented except for the third quarter of fiscal year 2009, which is calculated using the basic number of shares.

(3) Non-GAAP results of operations exclude the GSA settlement, amortization of intangible assets, stock-based compensation expenses, merger termination proceeds (net of related expenses), restructuring and other charges, asset impairment, noncash interest expense associated with our convertible debt, net loss or gain on investments, and our GAAP tax provision, including discrete items, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented.

(4) "Magic Quadrant for Midrange Enterprise Disk Arrays" by Roger Cox, Stan Zaffos, and Pushan Rinnen, November 2009.

NetApp, the NetApp logo, Go further, faster, and SnapManager are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. VMware is a registered trademark of VMware, Inc. Microsoft is a registered trademark and Hyper-V is a trademark of Microsoft Corporation. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. Non-GAAP results of operations exclude the GSA settlement, amortization of intangible assets, stock-based compensation expenses, merger termination proceeds (net of related expenses), restructuring and other charges, asset impairment, noncash interest expense associated with our convertible debt, net loss or gain on investments, and our GAAP tax provision, including discrete items, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate. We have excluded these items in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 29, 2010	April 24, 2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,975,826	$1,494,153
Short-term investments	1,257,445	1,110,053
Accounts receivable, net	457,536	446,537
Inventories	72,048	61,104
Prepaid expenses and other assets	143,950	119,887
Short-term deferred income taxes	110,596	207,050
Total current assets	4,017,401	3,438,784

PROPERTY AND EQUIPMENT, net	797,961	807,923
GOODWILL	680,986	680,986
INTANGIBLE ASSETS, net	30,024	45,744
LONG-TERM INVESTMENTS AND RESTRICTED CASH	72,824	127,317
LONG-TERM DEFERRED INCOME TAXES AND OTHER ASSETS	369,438	283,625
	$5,968,634	$5,384,379

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$139,145	$137,826
Accrued compensation and related benefits	269,816	204,168
Other accrued liabilities	201,186	190,315
Accrual for GSA settlement	-	128,715
Income taxes payable	6,803	4,732
Deferred revenue	1,064,579	1,013,569
Total current liabilities	1,681,529	1,679,325

LONG-TERM DEBT AND OTHER OBLIGATIONS	1,229,751	1,219,216
LONG-TERM DEFERRED REVENUE	730,374	701,649
	3,641,654	3,600,190

STOCKHOLDERS' EQUITY	2,326,980	1,784,189
	$5,968,634	$5,384,379

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except net income per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2010	January 23, 2009	January 29, 2010	January 23, 2009

REVENUES:
Product	$618,955	$528,198	$1,622,349	$1,646,489
Software entitlements and maintenance	170,863	156,546	505,968	453,680
Service	221,832	189,599	631,321	554,581
GSA settlement	-	(128,000)	-	(128,000)
Net revenues	1,011,650	746,343	2,759,638	2,526,750

COST OF REVENUES:
Cost of product	253,907	252,327	665,576	762,437
Cost of software entitlements and maintenance	2,944	2,320	9,162	6,765
Cost of service	113,259	98,480	314,186	301,528
Total cost of revenues	370,110	353,127	988,924	1,070,730
GROSS MARGIN	641,540	393,216	1,770,714	1,456,020

OPERATING EXPENSES:
Sales and marketing	324,768	291,634	927,036	898,786
Research and development	129,329	122,662	392,000	373,509
General and administrative	58,079	51,048	174,569	151,523
Restructuring and other charges	68	18,955	2,743	18,955
Merger termination proceeds, net	-	-	(41,120)	-
Total operating expenses	512,244	484,299	1,455,228	1,442,773

INCOME (LOSS) FROM OPERATIONS	129,296	(91,083)	315,486	13,247

OTHER INCOME (EXPENSES), net:
Interest income	7,464	12,799	23,060	45,894
Interest expense	(18,226)	(17,674)	(55,343)	(44,993)
Gain (loss) on investments, net	733	(1,691)	3,446	(26,926)
Other expenses, net	(1,369)	(1,249)	(3,587)	(3,717)
Total other expenses, net	(11,398)	(7,815)	(32,424)	(29,742)

INCOME (LOSS) BEFORE INCOME TAXES	117,898	(98,898)	283,062	(16,495)

PROVISION (BENEFIT) FOR INCOME TAXES	10,018	(17,275)	27,841	(12,648)

NET INCOME (LOSS)	$107,880	$(81,623)	$255,221	$(3,847)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.32	$(0.25)	$0.76	$(0.01)

DILUTED	$0.30	$(0.25)	$0.73	$(0.01)

SHARES USED IN PER SHARE CALCULATION:
BASIC	341,439	329,026	337,478	330,067

DILUTED	360,321	329,026	349,438	330,067

NETAPP, INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended January 29, 2010

	GSA Settlement	Amortization of Intangible Assets	Stock-based Compensation Expenses	Asset Impairment	Restructuring and Other Charges	Mergers Termination Proceeds, Net	Non-Cash Interest Expense	(Gain) Loss on Investments, Net	Total

Cost of product revenues	-	$4,053	$1,017	-	-	-	-	-	$5,070
Cost of service revenues	-	-	3,317	-	-	-	-	-	3,317
Sales and marketing expense	-	848	17,175	-	-	-	-	-	18,023
Research and development expense	-	-	8,906	-	-	-	-	-	8,906
General and administrative expense	-	-	6,243	-	-	-	-	-	6,243
Restructuring and other charges	-	-	-	-	68	-	-	-	68
Interest expense	-	-	-	-	-	-	12,464	-	12,464
(Gain) loss on investments, net	-	-	-	-	-	-	-	(733)	(733)

Effect on income before income taxes	-	$4,901	$36,658	-	$68	-	$12,464	$(733)	$53,358

	Nine Months Ended January 29, 2010

	GSA Settlement	Amortization of Intangible Assets	Stock-based Compensation Expenses	Asset Impairment	Restructuring and Other Charges	Mergers Termination Proceeds, Net	Non-Cash Interest Expense	(Gain) Loss on Investments, Net	Total

Cost of product revenues	-	$13,041	$2,747	-	-	-	-	-	$15,788
Cost of service revenues	-	-	10,778	-	-	-	-	-	10,778
Sales and marketing expense	-	2,545	56,830	-	-	-	-	-	59,375
Research and development expense	-	-	29,531	-	-	-	-	-	29,531
General and administrative expense	-	-	22,201	-	-	-	-	-	22,201
Restructuring and other charges	-	-	-	-	2,743	-	-	-	2,743
Mergers termination proceeds, net	-	-	-	-	-	(41,120)	-	-	(41,120)
Interest expense	-	-	-	-	-	-	37,755	-	37,755
(Gain) loss on investments, net	-	-	-	-	-	-	-	(3,538)	(3,538)

Effect on pre-tax income	-	$15,586	$122,087	-	$2,743	$(41,120)	$37,755	$(3,538)	$133,513

	Three Months Ended January 23, 2009

	GSA Settlement	Amortization of Intangible Assets	Stock-based Compensation Expenses	Asset Impairment	Restructuring and Other Charges	Mergers Termination Proceeds, Net	Non-Cash Interest Expense	(Gain) Loss on Investments, Net	Total

Total revenues	$128,000	-	-	-	-	-	-	-	$128,000
Cost of product revenues	-	6,161	775	-	-	-	-	-	6,936
Cost of service revenues	-	-	2,889	-	-	-	-	-	2,889
Sales and marketing expense	-	1,053	15,787	9,431	-	-	-	-	26,271
Research and development expense	-	-	8,982	-	-	-	-	-	8,982
General and administrative expense	-	-	5,997	-	-	-	-	-	5,997
Restructuring and other charges	-	-	-	-	18,955	-	-	-	18,955
Interest expense	-	-	-	-	-	-	10,436	-	10,436
(Gain) loss on investments, net	-	-	-	-	-	-		1,691	1,691

Effect on income before income taxes	$128,000	$7,214	$34,430	$9,431	$18,955	-	$10,436	$1,691	$210,157

	Nine Months Ended January 23, 2009

	GSA Settlement	Amortization of Intangible Assets	Stock-based Compensation Expenses	Asset Impairment	Restructuring and Other Charges	Mergers Termination Proceeds, Net	Non-Cash Interest Expense	(Gain) Loss on Investments, Net	Total

Total revenues	$128,000	-	-	-	-	-	-	-	$128,000
Cost of product revenues	-	19,657	2,347	-	-	-	-	-	22,004
Cost of service revenues	-	-	8,349	-	-	-	-	-	8,349
Sales and marketing expense	-	3,571	44,978	9,431	-	-	-	-	57,980
Research and development expense	-	-	26,651	-	-	-	-	-	26,651
General and administrative expense	-	-	16,272	-	-	-	-	-	16,272
Restructuring and other charges	-	-	-	-	18,955	-	-	-	18,955
Interest expense	-	-	-	-	-	-	25,638	-	25,638
(Gain) loss on investments, net	-	-	-	-	-	-	-	26,926	26,926

Effect on pre-tax income	$128,000	$23,228	$98,597	$9,431	$18,955	-	$25,638	$26,926	$330,775

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2010	January 23, 2009	January 29, 2010	January 23, 2009

Cash Flows from Operating Activities:
Net income (loss)	$107,880	$(81,623)	$255,221	$(3,847)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	40,774	44,367	125,963	129,834
Stock-based compensation	36,658	34,430	122,087	98,597
(Gain) loss on investments	108	1,691	(2,429)	17,627
Asset impairment and write-offs	577	27,505	1,717	28,265
Allowance for doubtful accounts	239	199	248	1,903
Accretion of discount and issue costs on notes	12,464	11,693	37,755	28,769
Deferred income taxes	(487)	(35,043)	(2,406)	(82,343)
Deferred rent	(2,010)	26	(2,839)	3,037
Tax benefit from stock-based compensation	(17,135)	(4,612)	(2,725)	40,937
Excess tax benefit from stock-based compensation	323	(617)	(1,027)	(34,928)
Changes in assets and liabilities:
Accounts receivable	(139,663)	19,060	(7,946)	230,267
Inventories	(11,231)	(3,945)	(10,897)	(11,959)
Prepaid expenses and other assets	(26,234)	19,539	(27,305)	(463)
Accounts payable	16,498	(25,823)	(360)	(42,156)
Accrued compensation and related benefits	51,885	24,662	61,446	(6,094)
Other accrued liabilities	25,504	13,807	6,048	18,716
Accrual for GSA settlement	-	128,000	(128,715)	128,000
Income taxes payable	3,727	863	2,119	327
Long term other liabilities	20,736	11,966	14,402	11,148
Deferred revenue	74,300	49,855	60,085	137,998
Net cash provided by operating activities	194,913	236,000	500,442	693,635
Cash Flows from Investing Activities:
Purchases of investments	(451,710)	(227,526)	(1,334,941)	(711,488)
Redemptions of investments	462,688	622,928	1,243,496	886,571
Reclassification from cash and cash equivalents to short-term investments	-	-	-	(597,974)
Change in restricted cash	173	(1,126)	(654)	(444)
Proceeds from nonmarketable securities	306	-	4,786	807
Purchases of property and equipment	(49,732)	(50,934)	(97,222)	(154,901)
Net cash provided by (used in) investing activities	(38,275)	343,342	(184,535)	(577,429)
Cash Flows from Financing Activities:
Proceeds from sale of common stock related to employee stock transactions	103,491	27,852	169,379	73,417
Tax withholding payments reimbursed by employee stock transactions	(6,981)	(1,593)	(12,698)	(4,184)
Excess tax benefit from stock-based compensation	(323)	617	1,027	34,928
Proceeds from issuance of convertible notes	-	-	-	1,265,000
Payment of financing costs	-	-	-	(26,581)
Sale of common stock warrants	-	-	-	163,059
Purchase of note hedge	-	-	-	(254,898)
Repayment of revolving credit facility	-	(65,349)	-	(172,600)
Repurchases of common stock	-	-	-	(399,981)
Net cash provided by (used in) financing activities	96,187	(38,473)	157,708	678,160

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(5,840)	(3,698)	8,058	(22,645)

Net Increase in Cash and Cash Equivalents	246,985	537,171	481,673	771,721
Cash and Cash Equivalents:
Beginning of period	1,728,841	1,171,029	1,494,153	936,479
End of period	$1,975,826	$1,708,200	$1,975,826	$1,708,200

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except net income per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2010	January 23, 2009	January 29, 2010	January 23, 2009

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME (LOSS)	$107,880	$(81,623)	$255,221	$(3,847)

Adjustments:
GSA settlement	-	128,000	-	128,000
Amortization of intangible assets	4,901	7,214	15,586	23,228
Stock-based compensation expenses	36,658	34,430	122,087	98,597
Asset impairment	-	9,431	-	9,431
Restructuring and other charges	68	18,955	2,743	18,955
Merger termination proceeds, net	-	-	(41,120)	-
Non-cash interest expense	12,464	10,436	37,755	25,638
(Gain) loss on investments, net	(733)	1,691	(3,538)	26,926
Discrete GAAP tax provision items	572	(3,880)	(7,265)	428
Income tax effect	(17,955)	(31,197)	(31,546)	(65,851)

NON-GAAP NET INCOME	$143,855	$93,457	$349,923	$261,505

NET INCOME (LOSS) PER SHARE	$0.299	$(0.248)	$0.730	$(0.012)

Adjustments:
GSA settlement	-	0.387	-	0.382
Amortization of intangible assets	0.013	0.022	0.045	0.069
Stock-based compensation expenses	0.102	0.104	0.349	0.294
Asset impairment	-	0.029	-	0.028
Restructuring and other charges	-	0.057	0.008	0.057
Merger termination proceeds, net	-	-	(0.118)	-
Non-cash interest expense	0.035	0.032	0.108	0.077
(Gain) loss on investments, net	(0.002)	0.005	(0.010)	0.080
Discrete GAAP tax provision items	0.002	(0.012)	(0.021)	0.001
Income tax effect	(0.050)	(0.094)	(0.090)	(0.197)

NON-GAAP NET INCOME PER SHARE	$0.399	$0.282	$1.001	$0.779

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER 2010
(Unaudited)

Fourth Quarter
2010

Non-GAAP Guidance	$0.42 - $0.44

Adjustments of Specific Items to
Net Income Per Share for the Fourth
Quarter 2010:

Stock based compensation expense	(0.10)
Amortization of intangible assets	(0.01)
Non cash interest expense	(0.04)
Income tax effect	0.04
Total Adjustments	(0.11)

GAAP Guidance -Net Income Per Share	$0.31 - $0.33

Press Contact:
NetApp
Jodi Baumann
Ph: (408) 822-3974
Jodi.Baumann@netapp.com

Investor Contacts:
NetApp
Tara Dhillon
Ph: (408) 822-6909
tara@netapp.com

NetApp
Billie Fagenstrom
Ph: (408) 822-6428
billief@netapp.com